PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results

EDEN PRAIRIE, Minn.—October 22, 2008—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and six months ended September 30, 2008.

Total revenue for the second quarter of fiscal 2009 increased 14% to $5.73 million from $5.00 million in the prior-year quarter. The revenue increase was due to a 13% increase in product sales and a 24% increase in contract research and development revenue. Net income for the second quarter of fiscal 2009 increased 40% to $2.30 million, or $0.48 per diluted share, compared to $1.64 million, or $0.34 per diluted share, for the prior-year quarter.

For the first six months of fiscal 2009, total revenue increased 9% to $10.6 million from $9.71 million for the first six months of fiscal 2008. The revenue increase was primarily due to a 10% increase in product sales to $9.42 million for the first half of fiscal 2009 from $8.58 million for the prior-year period. Net income for the first half of fiscal 2009 was $4.20 million, or $0.88 per diluted share compared to $3.23 million, or $0.67 per diluted share, for the first half of fiscal 2008.

"We are pleased with our strong quarterly results," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Increases in product sales and contract research and development revenue drove record earnings."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                           NVE CORPORATION
                        STATEMENTS OF INCOME
 QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (Unaudited)

                                                    Quarter Ended
                                                    September 30
                                                 2008          2007
                                              -----------  -----------
 Revenue
  Product sales                               $ 4,871,381  $ 4,311,862
  Contract research and development               856,409      692,758
                                              -----------  -----------
 Total revenue                                  5,727,790    5,004,620
 Cost of sales                                  1,747,618    1,850,960
                                              -----------  -----------
 Gross profit                                   3,980,172    3,153,660
 Expenses
  Selling, general, and administrative            585,373      575,422
  Research and development                        280,863      314,037
                                              -----------  -----------
 Total expenses                                   866,236      889,459
                                              -----------  -----------
 Income from operations                         3,113,936    2,264,201
 Interest income                                  277,074      246,857
                                              -----------  -----------
 Income before taxes                            3,391,010    2,511,058
 Provision for income taxes                     1,090,629      866,284
                                              -----------  -----------
 Net income                                   $ 2,300,381  $ 1,644,774
                                              ===========  ===========
 Net income per share - basic                 $      0.49  $      0.35
                                              ===========  ===========
 Net income per share - diluted               $      0.48  $      0.34
                                              ===========  ===========
 Weighted average shares outstanding
  Basic                                         4,661,396    4,634,442
  Diluted                                       4,788,614    4,794,855
 Supplemental financial data
  Stock-based compensation                    $    69,878  $   151,118
  Cash paid for income taxes                  $ 1,631,000  $ 1,405,000

                                                  Six Months Ended
                                                    September 30
                                                 2008          2007
                                              -----------  -----------
 Revenue
  Product sales                               $ 9,418,703  $ 8,580,962
  Contract research and development             1,172,873    1,132,941
                                              -----------  -----------
 Total revenue                                 10,591,576    9,713,903
 Cost of sales                                  3,155,050    3,293,928
                                              -----------  -----------
 Gross profit                                   7,436,526    6,419,975
 Expenses
  Selling, general, and administrative          1,114,857    1,139,165
  Research and development                        666,895      821,674
                                              -----------  -----------
 Total expenses                                 1,781,752    1,960,839
                                              -----------  -----------
 Income from operations                         5,654,774    4,459,136
 Interest income                                  531,509      471,378
 Other income                                       3,400           --
                                              -----------  -----------
 Income before taxes                            6,189,683    4,930,514
 Provision for income taxes                     1,986,686    1,698,405
                                              -----------  -----------
 Net income                                   $ 4,202,997  $ 3,232,109
                                              ===========  ===========
 Net income per share - basic                 $      0.90  $      0.70
                                              ===========  ===========
 Net income per share - diluted               $      0.88  $      0.67
                                              ===========  ===========
 Weighted average shares outstanding
  Basic                                         4,652,448    4,632,506
  Diluted                                       4,779,606    4,792,882
 Supplemental financial data
  Stock-based compensation                    $    75,476  $   158,410
  Cash paid for income taxes                  $ 1,631,000  $ 1,484,313

                            NVE CORPORATION
                            BALANCE SHEETS
                     SEPTEMBER 30 AND MARCH 31, 2008

                                              (Unaudited)
                                               Sept. 30,    March 31,
                                                 2008          2008
                                              -----------  -----------
 ASSETS
 Current assets
  Cash and cash equivalents                   $ 1,719,313  $ 1,885,867
  Marketable securities, short term             1,285,392      795,728
  Accounts receivable, net of allowance for
   uncollectible accounts of $15,000            2,868,179    3,226,027
  Inventories                                   2,443,199    2,456,804
  Deferred tax assets                             732,115      453,405
  Prepaid expenses and other assets               513,331      529,616
                                              -----------  -----------
 Total current assets                           9,561,529    9,347,447
 Fixed assets
  Machinery and equipment                       5,278,895    5,205,288
  Leasehold improvements                          436,794      436,794
                                              -----------  -----------
                                                5,715,689    5,642,082
  Less accumulated depreciation                 4,457,873    4,276,680
                                              -----------  -----------
 Net fixed assets                               1,257,816    1,365,402
 Marketable securities, long term              26,036,482   22,055,279
                                              -----------  -----------
 Total assets                                 $36,855,827  $32,768,128
                                              ===========  ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
  Accounts payable                            $   338,377  $   434,808
  Accrued payroll and other                       558,133      632,338
  Deferred revenue                                145,833      187,500
                                              -----------  -----------
 Total current liabilities                      1,042,343    1,254,646

 Shareholders' equity
  Common stock                                     46,653       46,387
  Additional paid-in capital                   19,095,189   18,539,538
  Accumulated other comprehensive (loss)
   income                                        (355,754)     103,158
  Retained earnings                            17,027,396   12,824,399
                                              -----------  -----------
 Total shareholders' equity                    35,813,484   31,513,482
                                              -----------  -----------
 Total liabilities and shareholders' equity   $36,855,827  $32,768,128
                                              ===========  ===========